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                                                                Exhibit 23.01(a)

                   [LETTERHEAD OF MAYER, BROWN, ROWE MAW LLP]

                                 October 6, 2004

CIS Investments, Inc.
Managing Owner of
 JWH Global Trust
233 South Wacker Drive
Suite 2300
Chicago, IL  60606


                               CONSENT OF COUNSEL

                  We consent to the references to our firm under the captions "Tax Consequences" and "Lawyers; Accountants" in the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on or about October 6, 2004 and the related Prospectus of JWH Global Trust.

                                        Very truly yours,


                                        /s/ Mayer, Brown, Rowe & Maw LLP